PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                (UNAUDITED)


       The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of North Fork Bancorporation, Inc. ("North Fork"), Reliance Bancorp, Inc. ("Reliance"), and JSB Financial, Inc. ("JSB"), under the assumptions and adjustments set forth in the accompanying notes to the unaudited pro forma condensed combined financial statements. The Pro Forma Condensed Combined Balance Sheets give effect to the pending mergers of Reliance and JSB as if such transactions had become effective as of June 30, 1999. The Pro Forma Condensed Combined Statements of Income give effect to the Reliance transaction as if the pending merger had become effective as of January 1, 1998 and to the JSB transaction as if the pending merger had become effective as of the beginning of each of the periods for which information is presented. The pro forma information assumes that the pending Reliance merger is accounted for under the purchase method of accounting and the pending JSB merger is accounted for using the pooling-of-interests method of accounting.

       Reliance's annual reporting periods are as of and for the year ended June 30, whereas North Fork and JSB utilize a calendar year basis. Reliance's financial results for the six months ended June 30, 1999 and the twelve months ended December 31, 1998 have been conformed to the calendar year reporting period of North Fork.

       The pro forma condensed combined financial statements should be read in conjunction with, and are qualified in their entirety by, the historical financial statements, including the notes thereto, of North Fork, Reliance and JSB. Certain Reliance and JSB financial information has been reclassified to conform with North Fork. The pro forma condensed combined financial statements do not give effect to the anticipated cost savings and revenue enhancement opportunities that could result from the mergers. The pro forma information is not necessarily indicative of the combined financial position or the results of operations in the future or of the combined financial position or the results of operations which would have been realized had the mergers been consummated during the periods or as of the dates for which the pro forma information is presented.

       Pro forma per share amounts for the combined pro forma North Fork, Reliance, and JSB entity are based on the respective exchange ratios and the assumed share repurchase.




                              NORTH FORK BANCORPORATION, INC.
                COMBINED WITH RELIANCE BANCORP, INC. & JSB FINANCIAL, INC.
                        PRO FORMA CONDENSED COMBINED BALANCE SHEETS
                                        (UNAUDITED)
                                       JUNE 30, 1999
                                  (DOLLARS IN THOUSANDS)

{PRIVATE}
                                                                           North Fork/                                All Combined
                                                           Pro Forma        Reliance                  Pro Forma       Transactions
                                North Fork     Reliance   Adjustments      Pro Forma         JSB     Adjustments       Pro Forma
                                -------------------------------------      -------------------------------------      ------------
ASSETS

Cash & Due from Banks            $155,247      $33,255     ($25,369)   3    $163,133      $14,393                       $177,526

Money Market Investments          177,372            -                       177,372       64,500                        241,872

Securities:

   Available-for-Sale           3,515,280    1,057,206     (232,339)  5,6  4,340,147       97,530                      4,437,677

    Held-to-Maturity            1,340,653      284,752                     1,625,405      221,364                      1,846,769
                                -------------------------------------     --------------------------------------      ------------

      Total Securities          4,855,933    1,341,958     (232,339)       5,965,552      318,894             -        6,284,446
                                -------------------------------------     --------------------------------------      ------------

Loans, net of Unearned Income
  & Fees                        6,063,611      983,193                     7,046,804    1,190,131                      8,236,935

    Allowance for Loan Losses      69,390        9,120                        78,510        5,943                         84,453
                                -------------------------------------     --------------------------------------      ------------

     Net Loans                  5,994,221      974,073             -       6,968,294    1,184,188             -        8,152,482
                                -------------------------------------     --------------------------------------      ------------

Premises & Equipment, Net          74,324       16,368                        90,692       18,702                        109,394

Accrued Interest Receivable        68,094       13,095                        81,189        9,005                         90,194

Intangible Assets                  82,109       54,373      216,891   2,4    353,373                          -          353,373

Other Assets                      114,985       18,651       14,777   3,4    148,413       10,339         6,357    8     165,109
                                -------------------------------------     --------------------------------------      ------------

     Total Assets             $11,522,285   $2,451,773     ($26,040)     $13,948,018   $1,620,021        $6,357      $15,574,396
                                -------------------------------------     --------------------------------------      ------------


LIABILITIES AND STOCKHOLDERS'
EQUITY

Demand Deposits                $1,437,155      $70,829                    $1,507,984      $80,515                     $1,588,499

Savings N.O.W. & Money Market
Deposits                        2,864,959      642,211                     3,507,170      635,275                      4,142,445

Time Deposits                   2,187,353      842,778                     3,030,131      436,873                      3,467,004
                                -------------------------------------     --------------------------------------      ------------

     Total Deposits             6,489,467    1,555,818              -      8,045,285    1,152,663             -        9,197,948
                                -------------------------------------     --------------------------------------      ------------

Federal Funds Purchased &
Securities Sold Under

  Agreements to Repurchase      3,014,796      313,716                     3,328,512                          -        3,328,512

Other Borrowings                  835,000      338,718                     1,173,718       50,000                      1,223,718

Accrued Expenses & Other
Liabilities                       179,443       21,854       51,150   4      252,447       42,443        43,223    8     338,113
                                -------------------------------------     --------------------------------------      ------------

      Total Liabilities       $10,518,706   $2,230,106      $51,150      $12,799,962   $1,245,106       $43,223      $14,088,291
                                -------------------------------------     --------------------------------------      ------------


Capital Securities                199,301       50,000       (5,000)  5      244,301           -              -          244,301


STOCKHOLDERS' EQUITY

Preferred Stock                         -            -            -                -           -              -                -

Common Stock                      362,730          108         (108)       3 362,730         160         69,394    7     432,284

Additional Paid in Capital         34,468      121,037     (146,961)  3        8,544     170,072       (178,616)   7        -

Retained Earnings                 611,960      115,976     (115,976)  3      611,960     342,633       (108,211)   7     846,382

Accumulated Other
Comprehensive Income-

  Unrealized (Losses)/Gains on
    Securities

  Available-for-Sale, net of
taxes                             (40,902)     (10,546)      11,120    3     (40,328)     42,617                           2,289

Deferred Compensation             (22,771)      (4,342)       4,342    3     (22,771)     (4,758)         4,758    7     (22,771)

Treasury Stock                   (141,207)     (50,566)     175,393    3,6   (16,380)   (175,809)       175,809    7     (16,380)
                                -------------------------------------     --------------------------------------      ------------

      Total Stockholders'
        Equity                    804,278      171,667      (72,190)         903,755     374,915        (36,866)       1,241,804
                                -------------------------------------     --------------------------------------      ------------

      Total Liabilities and
        Stockholders' Equity  $11,522,285   $2,451,773     ($26,040)     $13,948,018  $1,620,021         $6,357      $15,574,396
                                -------------------------------------     --------------------------------------      ------------



                                                                                                                      All Combined
                                                                                                                      Transactions
SELECTED CAPITAL RATIOS:         North Fork                                                                           Pro Forma
                                 ----------                                                                           ------------

Tier 1 Capital Ratio              14.52%                                                                                12.42%

Risk Adjusted Capital Ratio       15.57%                                                                                13.35%

Leverage Ratio                     8.50%                                                                                 7.47%



SEE "NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS"



                              NORTH FORK BANCORPORATION, INC.
                COMBINED WITH RELIANCE BANCORP, INC. & JSB FINANCIAL, INC.
                     PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
                                        (UNAUDITED)
                          FOR THE SIX MONTHS ENDED JUNE 30, 1999
                         (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



{PRIVATE}
                                                                           North Fork/                All Combined
                                                           Pro Forma        Reliance                  Transactions
                                North Fork     Reliance   Adjustments      Pro Forma       JSB         Pro Forma
                                ----------------------------------------------------------------------------------

  Interest Income                $396,224      $82,512      ($7,978)   6    $470,758     $56,324        $527,082

  Interest Expense                172,735       47,567                       220,302      18,741         239,043
                                ----------------------------------------------------------------------------------

    Net Interest Income           223,489       34,945       (7,978)         250,456      37,583         288,039

  Provision for Loan Losses         2,500          150                         2,650          12           2,662
                                ----------------------------------------------------------------------------------

    Net Interest Income after
Provision for Loan Losses         220,989       34,795       (7,978)         247,806      37,571         285,377

  Non-Interest Income              28,976        4,036                        33,012       1,904          34,916

  Net Securities Gains              9,720          112                         9,832           -           9,832

  Non-Interest Expense             87,489       20,692        4,501    2     112,682      14,312         126,994
                                ----------------------------------------------------------------------------------

  Income before Income Taxes      172,196       18,251      (12,479)         177,968      25,163         203,131

  Provision for Income Taxes       60,268        8,090       (2,792)   6      65,566      10,791          76,357
                                ----------------------------------------------------------------------------------

    Net Income                   $111,928      $10,161      ($9,687)        $112,402     $14,372        $126,774
                                ----------------------------------------------------------------------------------

  Earnings Per Share-Basic          $0.81                                      $0.79                       $0.75

  Earnings Per Share-Diluted        $0.80                                      $0.78                       $0.74

  Weighted Average Shares
Outstanding-Basic                 138,794                                    141,952                     169,963

  Weighted Average Shares
Outstanding-Diluted               139,690                                    143,750                     172,370





SEE "NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS"



                              NORTH FORK BANCORPORATION, INC.
                COMBINED WITH RELIANCE BANCORP, INC. & JSB FINANCIAL, INC.
                     PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
                                        (UNAUDITED)
                       FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1998
                         (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)




{PRIVATE}
                                                                           North Fork/                All Combined
                                                           Pro Forma        Reliance                  Transactions
                                North Fork     Reliance   Adjustments      Pro Forma       JSB         Pro Forma
                                ----------------------------------------------------------------------------------

  Interest Income                 $753,100     $163,762     ($19,718)   6   $897,144    $117,813       $1,014,957

  Interest Expense                 328,456       95,020                      423,476      38,476          461,952
                                ----------------------------------------------------------------------------------

    Net Interest Income            424,644       68,742      (19,718)        473,688      79,337          553,005

  Provision for Loan Losses         15,500          950                       16,450          51           16,501
                                ----------------------------------------------------------------------------------

    Net Interest Income after
      Provision for Loan Losses    409,144       67,792      (19,718)        457,218      79,286          536,504

  Non-Interest Income               54,885        7,563                       62,448       5,848           68,296

  Net Securities Gains               9,433           (1)                       9,432           -            9,432

  Non-Interest Expense             230,381       40,975        9,001   2     280,357      27,458          307,815
                                ----------------------------------------------------------------------------------

    Income before Income Taxes     243,081       34,379      (28,719)        248,741      57,676          306,417

  Provision for Income Taxes        75,106       15,288        6,901   6      83,493      13,288           96,781
                                ----------------------------------------------------------------------------------

    Net Income                    $167,975      $19,091     ($21,818)       $165,248     $44,388         $209,636
                                ----------------------------------------------------------------------------------


  Earnings Per Share-Basic           $1.19                                     $1.16                        $1.22

  Earnings Per Share-Diluted         $1.18                                     $1.15                        $1.20

  Weighted Average Shares
Outstanding-Basic                  140,706                                   141,972                      171,351

  Weighted Average Shares
Outstanding-Diluted                141,766                                   144,066                      174,288






SEE "NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS"




                              NORTH FORK BANCORPORATION, INC.
                             COMBINED WITH JSB FINANCIAL, INC.
                     PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
                                        (UNAUDITED)
                       FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1997
                         (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



{PRIVATE}
                                                                           North Fork/
                                                        Pro Forma              JSB
                                North Fork    JSB      Adjustments         Pro Forma
                                -----------------------------------------------------------

  Interest Income                $724,424   $109,611                        $834,035

  Interest Expense                326,803    39,874                          366,677
                                -----------------------------------------------------------

    Net Interest Income           397,621    69,737            -             467,358

  Provision for Loan Losses         8,100       648                            8,748
                                -----------------------------------------------------------

    Net Interest Income after
      Provision for Loan Losses   389,521    69,089            -             458,610

  Non-Interest Income              50,915    13,069                           63,984

  Net Securities Gains              8,407     6,991                           15,398

  Non-Interest Expense            173,709    27,434                          201,143
                                -----------------------------------------------------------

    Income before Income Taxes    275,134    61,715            -             336,849

  Provision for Income Taxes      104,613    24,625                          129,238
                                -----------------------------------------------------------

    Net Income                   $170,521   $37,090            -            $207,611
                                -----------------------------------------------------------

  Earnings Per Share-Basic          $1.24                                      $1.25

  Earnings Per Share-Diluted        $1.22                                      $1.22

  Weighted Average Shares
    Outstanding-Basic             136,761                                    166,335

  Weighted Average Shares
    Outstanding-Diluted           139,333                                    169,903






SEE "NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS"




                              NORTH FORK BANCORPORATION, INC.
                             COMBINED WITH JSB FINANCIAL, INC.
                     PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
                                        (UNAUDITED)
                       FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1996
                         (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



{PRIVATE}
                                                                           North Fork/
                                                        Pro Forma              JSB
                                North Fork    JSB      Adjustments         Pro Forma
                                -----------------------------------------------------------

  Interest Income                $613,762   $108,345                       $722,107

  Interest Expense                281,107     40,217                        321,324
                                -----------------------------------------------------------

    Net Interest Income           332,655     68,128            -           400,783

  Provision for Loan Losses         8,000     (1,400)                         6,600
                                -----------------------------------------------------------

    Net Interest Income after
      Provision for Loan Losses   324,655     69,528            -           394,183

  Non-Interest Income              38,602      4,345                         42,947

  Net Securities Gains              6,224          2                          6,226

  Non-Interest Expense            200,427     27,598                        228,025

    Income before Income Taxes    169,054     46,277            -           215,331

  Provision for Income Taxes       74,606     19,552                         94,158
                                -----------------------------------------------------------

    Net Income                    $94,448    $26,725            -           $121,173
                                -----------------------------------------------------------


  Earnings Per Share-Basic          $0.69                                     $0.73

  Earnings Per Share-Diluted        $0.68                                     $0.71

  Weighted Average Shares
    Outstanding-Basic             136,504                                   166,690

  Weighted Average Shares
    Outstanding-Diluted           138,707                                   170,015





SEE "NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS"




                      NOTES TO THE UNAUDITED PRO FORMA
                  CONDENSED COMBINED FINANCIAL STATEMENTS

Note (1)  Basis of Presentation

        The pro forma information presented is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the pending merger with Reliance become effective as of January 1, 1998 and the pending merger with JSB become effective at the beginning of each of the periods indicated. The pro forma information presented is not necessarily indicative of the results of operations in future periods or the future financial position of the combined entities. It is anticipated that the mergers will be completed during the first quarter of 2000.

        The Reliance transaction will be accounted for under the purchase method of accounting, and the assets and liabilities of Reliance will be recorded at their estimated fair values. However, for purposes of the pro forma financial statements these adjustments have not been made as management is still in the process of quantifying the required adjustments.

        The JSB transaction will be accounted for as a pooling-of-interests and, as such, the assets and liabilities of JSB will be combined with those of North Fork at their historical values, accordingly, the financial statements of JSB will be combined with the financial statements of North Fork as of the earliest period presented.

        The Pro Forma Condensed Combined Balance Sheet gives effect to the pending mergers of Reliance and JSB as if such transactions had become effective as of June 30, 1999. The Pro Forma Condensed Combined Statements of Income give effect to the Reliance transaction as if the pending merger had become effective as of January 1, 1998 and to the JSB transaction as if the pending merger had become effective as of the beginning of each of the periods for which information is presented.

        Reliance's annual reporting periods are as of and for the year ended June 30, whereas North Fork and JSB utilize a calendar year basis. Reliance's financial results for the six months ended June 30, 1999 and the twelve months ended December 31, 1998 have been conformed to the calendar year reporting period of North Fork and JSB.


       RELIANCE PRO FORMA ADJUSTMENTS
       ------------------------------

Note (2)
        The excess consideration paid for Reliance by North Fork over of the net assets acquired, is as follows:

        North Fork Common Stock
        (17,061,420 shares at $19.0625 per share)              $325,233
        North Fork investment in
        Reliance, at cost (55,500 shares at $36.21 per share)     2,010
        Cash payments for exercise of options,
        net of tax benefit                                       19,849
        Transaction Costs, net of taxes                          41,466
                                                               --------
             Total Consideration Paid                          $388,558
        Less: Reliance Tangible Value at June 30, 1999          117,294
                                                               --------
        Intangible Asset                                       $271,264
        Less:  Reliance Historical Intangible Asset              54,373
                                                               --------
        Net Intangible Asset Recognized                       $ 216,891
                                                               ========
       The intangible asset of $271.3 million will be amortized on a straight-line basis over a 20 year period. Included as a pro forma adjustment to non-interest expense for the six month period ended June 30, 1999 and for the year ended December 31, 1998 is $4.5 million and $9.0 million, respectively, of intangible amortization expense.

Note (3)
        Pro forma adjustments to stockholders' equity at June 30, 1999 reflect the merger accounted for as a purchase transaction through: (a) the assumed repurchase of an additional 8,500,000 shares of North Fork common stock at $19.0625 per share, (North Fork's market price as of August 27, 1999) and purchases completed subsequent to June 30, 1999 of 3,085,000 shares at $20.84 per share. (b) the issuance of 17,061,420 shares of North Fork's treasury stock at $19.0625 (held at an average per share cost of $20.58) , for 8,530,710 outstanding common shares of Reliance based on the Exchange Ratio of 2.0 (which excludes 55,500 shares of Reliance common stock held by North Fork at an average per share cost of $36.21, which are assumed to be retired at cost), (c) a cash payment of $25,368,850, offset by $5,521,130 in related tax benefits for the satisfaction of all Reliance stock options outstanding at June 30, 1999.

Note (4)
        An adjustment to the intangible asset of $41.5 million net of taxes has been recorded in the Pro Forma Condensed Combined Balance Sheet to reflect North Fork's and Reliance's best estimate of the transaction costs to be incurred upon consummation of the transaction and reflected as part of the purchase price for financial reporting purposes. A summary of the estimated transaction costs are as follows:

        Type of Cost                                            Expected Costs
        ------------                                            --------------
                                                                (in thousands)
        Transaction Costs                                      $         6,226
        Merger Related Compensation and Severance Costs                 37,360
        Facilities and System Costs                                      6,689
        Other Merger Related Costs                                         875
                                                               ---------------
        Total Pre-Tax Transaction Costs                                 51,150
        Less:  Related Tax Benefit                                     (11,634)
        Add:  State and Local Tax Bad Debt Recapture,
              Net of Federal Benefit                                     1,950
                                                               ---------------
        Total Transaction Costs, Net of Taxes                  $        41,466
                                                               ===============

        Transaction costs consist primarily of investment banking, legal fees, other professional fees and expenses associated with shareholder and customer notifications. Merger related compensation and severance costs consist primarily of employee severance, compensation arrangements, transitional staffing and related employee benefit expenses. Facility and system costs consist primarily of lease termination charges and equipment write-offs resulting from the consolidation of overlapping branch locations, duplicate headquarters and operational facilities. Also reflected are the costs associated with the cancellation of certain data and item processing contracts and the deconversion of Reliance's computer systems. Other merger related costs arise primarily from the application of North Fork's accounting practices to the accounts of Reliance and other expenses associated with the integration of operations.

       Refinements to the foregoing estimates may occur subsequent to the completion of the Reliance merger.

       Although no assurance can be given, North Fork expects that cost savings will be achieved at an annual rate of approximately $14.9 million on an after tax basis by the end of 2000 as a result of steps to be taken to integrate operations and to achieve efficiencies in certain combined lines of businesses. These anticipated merger cost savings were determined based upon preliminary estimates. The pro forma financial information does not give effect to these expected cost savings, nor does it include any estimates of revenue enhancements that could be realized with the Reliance merger.

Note (5)
       Reflects the elimination of $5.0 million of Reliance Capital Securities which were held by North Fork in its securities available-for-sale portfolio.

Note (6)
        Treasury shares previously acquired and reissued in order to fund the Reliance transaction are assumed to have been acquired as of January 1, 1999 and January 1, 1998, with the cash outlays for such purposes being obtained from the liquidation of securities held in the available-for-sale portfolio, yielding 6.25%, at par.

 JSB FINANCIAL, INC. PRO FORMA ADJUSTMENTS
 -----------------------------------------

Note (7)
        Pro forma adjustments to stockholders equity, at June 30, 1999, reflect the JSB merger accounted for as a pooling-of-interest through the exchange of 27,821,526 shares of North Fork common stock (using an Exchange Ratio of 3.0) for 9,273,842 actual outstanding shares of JSB, (reflecting the retirement of 6,726,158 shares of JSB treasury stock, at an average cost of $26.14 per share). Pro forma adjustments do not include any shares of North Fork Common Stock to be received upon consummation of the JSB merger by holders of JSB Options.

Note (8)

       The pro forma condensed combined balance sheet reflects a non-recurring merger and restructuring charge of $36.9 million, net of taxes, which will be recognized upon consummation of the JSB merger. Such charge will reduce diluted earnings per share for the period in which such charge is recognized by approximately $.20 (based on pro forma weighted average shares outstanding of 185,762,000 as of June 30,1999). A summary of the estimated merger and restructuring charges are as follows:

        Type of Cost                                          Expected Costs
        ------------                                          --------------
                                                              (in thousands)
        Merger Expense                                        $        4,148
        Restructuring Charge:
        Merger Related Compensation and Severance Costs               32,566
        Facility and System Costs                                      5,635
        Other Merger Related Costs                                       875
                                                              --------------
        Total Pre-Tax Merger and Restructuring Charge                 43,224
        Less:  Related Tax Benefit                                   (13,858)
        Add:  State and Local Tax Bad Debt Recapture,
              Net of Federal Benefit                                   7,500
                                                              --------------
        Total After-Tax Merger and Restructuring Charge       $       36,866
                                                              ==============

            Merger expenses consist primarily of investment banking, legal and other professional fees and expenses associated with shareholder notification. Restructure related compensation and severance costs consist primarily of employee severance, compensation arrangements, transitional staffing and the related employee benefits expenses. Facility and system costs consist primarily of lease termination charges and equipment write-offs resulting from the consolidation of overlapping branch locations and duplicate headquarters and operational facilities. Also reflected are the costs associated with the cancellation of certain data and item processing contracts and the deconversion of existing JSB computer systems.

            Refinements to the foregoing estimates may occur subsequent to the completion of the JSB merger.

            The effect of the proposed charge has been reflected in the pro forma condensed combined balance sheet as of June 30, 1999; however, it has not been reflected in the pro forma combined statements of income. Although no assurance can be given, North Fork expects that cost savings will be achieved at an annual rate of approximately $13.2 million on a net of taxes basis by the end of 2000 as a result of steps to be taken to integrate operations and to achieve efficiencies in certain combined lines of business. These anticipated cost savings were determined based upon preliminary estimates. The pro forma financial information does not give effect to these expected cost savings, nor does it include any estimates of revenue enhancements that could be realized with the JSB merger.

Note (9).  Pro Forma Weighted Average Shares Outstanding

       The pro forma weighted average shares outstanding for the six month period ended June 30, 1999 and for the year ended 1998 reflect the assumed issuance of 2.0 shares of North Fork Common Stock for each average equivalent share of Reliance Common Stock outstanding during such periods (all Reliance options are assumed to have been settled for cash in accordance with the provisions of the Limited Rights), and the pro forma weighted average shares outstanding for all periods presented reflect the assumed issuance of 3.0 shares of North Fork Common Stock for each average equivalent share of JSB Common Stock outstanding during such periods.